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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                               NOVEMBER 18, 1997
         -------------------------------------------------------------
               (Date of Report; Date of Earliest Event Reported)



                              ORGANOGENESIS INC.
         -------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                     DELAWARE
             ----------------------------------------------------
                 (State or other jurisdiction of incorporation)


         1-9898                                            04-2871690
    -----------------------                  ---------------------------------
    (Commission File Number)                 (IRS Employer Identification No.)



    150 DAN ROAD, CANTON, MASSACHUSETTS                                  02021
    ----------------------------------------                          ----------
    (Address of principal executive offices)                          (Zip Code)


                                (617) 575-0775
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

On November 14, 1997, the Board of Directors of the Company declared a 25% Common Stock dividend (the "Stock Dividend") whereby one share of Common Stock shall be distributed on or about November 28, 1997 for each four shares of Common Stock held of record on November 21, 1997 (the "Record Date") to holders of record on the Record Date. No fractional shares of Common Stock shall be issued in connection with the Dividend, and, in lieu thereof, cash payments shall be made to the holders of such fractional amounts based upon the closing price of the Company's Common Stock on the American Stock Exchange on the Record Date. In addition, the Board voted to make appropriate adjustments in the number of shares of Common Stock (i) reserved for issuance and/or issuable under the Company's 1995 Stock Option Plan, 1986 Stock Option Plan, as amended, Amended and Restated 1991 Employee Stock Purchase Plan, 1994 Director Stock Option Plan, 1991 Director Stock Option Plan and the 1987 Stock Option granted to an Officer of the Company, and upon exercise of all outstanding options under such Plans.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

 (c) Exhibits.

Exhibit No.                                       Exhibit
-----------                                       -------
   99.1 Press Release, dated November 14, 1997, announcing declaration of the Stock Dividend.


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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  November 18, 1997


                                           /S/ HERBERT M. STEIN
                                    -------------------------------------------
                                    By:    Herbert M. Stein
                                    Title: Chairman and Chief Executive Officer
                                           (Principal Executive Officer)

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